Exhibit 4.4

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

Date of Issuance:

ALZHEON, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

THIS CERTIFIES THAT, for value received,                      (the “Holder”), is entitled to purchase from Alzheon, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions of this Warrant, at any time prior to the Expiration Date (as defined below), at an exercise price per Warrant Share (as defined below) of $         (the “Exercise Price”),              shares of the Common Stock, par value $0.001 per share, of the Company (“Common Stock”). The shares of Common Stock purchasable upon exercise of this Warrant are hereinafter referred to as the “Warrant Shares”. The Warrant Shares and the Exercise Price are subject to further adjustment as set forth in Section 2. This Warrant, together with amounts paid to the Holder prior to the date hereof, constitute full payment of all obligations of the Company under the Placement Agency Agreement, dated March 7, 2017, as amended on May 24, 2017, between the Holder and the Company.

1. Exercise of Warrant.

1.1 Term. Subject to Section 1.5, below, this Warrant shall terminate and no longer be exercisable on the earliest to occur of (i) the voluntary or involuntary liquidation, dissolution or winding up of the Company, (ii) the occurrence of a Deemed Liquidation Event (as defined in the Company’s Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on May 24, 2017, as may be amended and/or restated from time to time (the “Restated Certificate”), or (iii) 5:00 p.m., Eastern time, on                     . For purposes of this Warrant, (a) “Expiration Date” means the date upon which this Warrant expires in accordance with the terms of this Section 1.1 and (b) “Person” means an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity.

1.2 Method. This Warrant may be exercised by the Holder, in whole or in part, by:

(a) the surrender of this Warrant (with the Notice of Exercise form attached hereto as Attachment A and the Investment Representation Statement attached hereto as Attachment B duly executed) at the principal office of the Company; and

(b) the payment to the Company, by check payable to the Company, by wire transfer to a bank account designated by the Company or by cancellation of indebtedness of the Company, of an amount equal to the Exercise Price per share multiplied by the number of Warrant Shares then being purchased.

1.3 Net Exercise. In lieu of Section 1.2 hereof, the Holder may elect to convert this Warrant or any portion thereof (the “Conversion Right”), by surrender of this Warrant at the principal office of the Company together with notice of the Holder’s intention to exercise the Conversion Right, into that number of Warrant Shares computed using the following formula:

X = Y(A-B)

A

Where:

X = The number of Warrant Shares to be issued to the Holder upon exercise of the Conversion Right.

Y = The number of Warrant Shares for which this Warrant is being exercised.

A = The Fair Market Value (as defined below) of one Warrant Share at the time the Conversion Right is exercised.

B = Exercise Price (as adjusted to the date of such calculation).

For purposes of Section 1.3, “Fair Market Value” shall mean:

(a) If the Warrant is exercised in connection with and contingent upon an initial public offering, and if the Company’s registration statement relating to such initial public offering has been declared effective by the Securities and Exchange Commission, then the initial “Price to Public” specified in the final prospectus with respect to such offering.

(b) If the Warrant is exercised in connection with and contingent upon a Deemed Liquidation Event, then the value ascribed to the Common Stock in such Deemed Liquidation Event, as applicable.

(c) If the Warrant is exercised following the Company’s initial public offering, the average of the closing price of the Common Stock quoted in the over-the-counter market in which the Common Stock is traded or the closing price quoted on any exchange or electronic securities market on which the Common Stock is listed, whichever is applicable, for the thirty (30) trading days prior to the date of determination of the Fair Market Value (or such shorter period of time during which such Common Stock was traded over-the-counter or on such exchange).

(d) If none of the immediately preceding clauses (a), (b) or (c) is applicable, then the fair market value as determined in good faith by the Board of Directors of the Company.

1.4 Delivery; Certificate. Upon receipt by the Company of this Warrant and a Notice of Exercise, together with, if applicable, the aggregate Exercise Price, at its principal office, or by the stock transfer agent or warrant agent of the Company at its office, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall, as soon as practicable after the exercise of this Warrant in accordance with the terms hereof, direct its stock transfer agent to prepare a certificate for the applicable Warrant Shares purchased in the name of the Holder. If this Warrant should be exercised in part only, the Company shall, as soon as practicable after the surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder.

1.5 Exercise Upon the Occurrence of an Event Described in Section 1.1. Notwithstanding anything herein to the contrary, contingent upon and effective immediately prior to any of the events set forth in clauses (i) and (ii) of Section 1.1, to the extent not previously exercised, this Warrant shall automatically be exercised by the Holder pursuant to Section 1.3 herein without any further action necessary on the part of the Holder (a “Sale Exercise”) unless the Holder notifies the Company in writing to the contrary prior to such automatic exercise; provided, however, that such automatic exercise shall not occur and this Warrant shall instead be terminated upon and effective as of the occurrence of any of the events set forth in clauses (i) and (ii) of Section 1.1, if the Exercise Price equals or exceeds the Fair Market Value calculated in accordance with Section 1.3(b) hereof in connection with such Sale Exercise. The Company shall provide notice to the Holder at least three business (3) days prior to the consummation of any of the events set forth in clauses (i) and (ii) of Section 1.1.

2. Adjustment of Exercise Price and Number of Warrant Shares. The number and kind of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of the following events:

2.1 Subdivision or Combination. If the Company at any time prior to the Expiration Date shall subdivide or combine its Common Stock, the Exercise Price shall be proportionately decreased (and the number of Warrant Shares issuable upon exercise of this Warrant proportionately increased to the nearest whole) in the case of a subdivision or the Exercise Price shall be proportionately increased (and the number of Warrant Shares issuable upon exercise of this Warrant proportionately decreased to the nearest whole) in the case of a combination.

2.2 Reclassification, Reorganization and Consolidation. Subject to Section 1.5 above, in case of any reclassification, capital reorganization or change in the type of securities of the Company issuable upon exercise of this Warrant (other than as a result of a subdivision, combination or stock dividend provided for in Section 2.1 above or Section 2.3 below) or consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property, then, as a condition of such reclassification, reorganization, change, consolidation or merger, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization, change, consolidation or merger by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Holder immediately prior to such reclassification, reorganization, change, consolidation or merger. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Warrant Share payable hereunder, provided the aggregate Exercise Price shall remain, as nearly as reasonably may be, the same.

2.3 Stock Dividends. If the Company at any time prior to the Expiration Date shall pay a dividend with respect to Common Stock payable in Common Stock (except any distribution accounted for in the foregoing Section 2.1), then the Exercise Price shall be adjusted (and the number of Warrant Shares issuable upon exercise of this Warrant proportionately increased), from and after the record date for shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

2.4 Anti-Dilution Rights.

(a) Deemed Issue of Additional Shares of Common Stock.

(i) As used in this Section 2.4, “Additional Shares of Common Stock” shall have the meaning ascribed thereto in the Restated Certificate. If the Company at any time or from time to time after the date of issuance of this Warrant shall issue any Options (as defined in the Restated Certificate) or Convertible Securities (as defined in the Restated Certificate) (excluding Options or Convertible Securities which are themselves Exempted Securities (as defined in the Restated Certificate)) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed for the purpose of this Section 2.4 to be “Additional Shares of Common Stock” issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(ii) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Exercise Price pursuant to the terms of Section 2.4(b), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Exercise Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Exercise Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (ii) shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (1) the Exercise Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (2) the Exercise Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(iii) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Exercise Price pursuant to the terms of Section 2.4(b) (either because the consideration per share (determined pursuant to Section 2.4(c)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Exercise Price then in effect, or because such Option or Convertible Security was issued before the date hereof), are revised after the date hereof as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 2.4(a)(i)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(iv) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Exercise Price pursuant to the terms of Section 2.4(b), the Exercise Price shall be readjusted to such Exercise Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(v) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Exercise Price provided for in this Section 2.4(a) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (ii) and (iii) of this Section 2.4(a)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Exercise Price that would result under the terms of this Section 2.4(a) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Exercise Price that such issuance or amendment took place at the time such calculation can first be made.

(b) Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. In the event the Company shall at any time after the date of issuance of this Warrant issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2.4(a)), without consideration or for a consideration per share less than the Exercise Price, as in effect immediately prior to such issue, then the Exercise Price shall be reduced concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i) “CP2” shall mean the Exercise Price in effect immediately after such issue of Additional Shares of Common Stock;

(ii) “CP1” shall mean the Exercise Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(iii) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including without limitation the Series A Preferred Stock, par value $0.001 per share, of the Company and the Series B Preferred Stock, par value $0.001 per share, of the Company) outstanding (assuming exercise of any outstanding Options therefor and the exercise of this Warrant) immediately prior to such issue);

(iv) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(v) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

For the avoidance of doubt, an adjustment to the Exercise Price pursuant to this Section 2.4 shall not result in any change to the number of Warrant Shares.

(c) Determination of Consideration. For purposes of this Section 2.4, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as provided in Article Fourth, Part B, Subsection 4.4.5 of the Restated Certificate with all references therein to Subsection 4.4.3 referring instead to Section 2.4(b) of this Warrant.

(d) Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Exercise Price pursuant to the terms of Section 2.4(b), and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, the Exercise Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(e) No Adjustment of Conversion Price. Notwithstanding the foregoing, no adjustment in the Exercise Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if either (i) the Company receives written notice from the Holder agreeing that no such adjustment shall be made as a result of the issuance or deemed issuance of such Additional Shares of Common Stock or (ii) the similar anti-dilution provisions set forth in the Restated Certificate are waived with respect to such issuance or deemed issuance of Additional Shares of Common Stock or such issuance or deemed issuance does not otherwise result in an adjustment to the conversion price of the Series B Preferred Stock, par value $0.001 per share, of the Company.

2.5 Notice to Holder. The Company shall, promptly after making any (i) subdivision or combination provided for in Section 2.1 above, (ii) reclassification, capital reorganization or change in the type of securities of the Company issuable upon exercise of this Warrant provided for in Section 2.2 above, (iii) stock dividend provided for in Section 2.3 above or (iv) anti-dilution adjustment provided for in Section 2.4 above, give written notice (by first class mail, postage prepaid) to the Holder at the address of the Holder shown on the Company’s books. That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated, and specify the Exercise Price then in effect after the adjustment and the increased or decreased number of Warrant Shares issuable upon exercise of this Warrant.

3. Fractional Warrant Shares. No fractional Warrant Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

4. Stock Fully Paid; Reservation of Warrant Shares. All Warrant Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. In the event that there is an insufficient number of shares of Common Stock reserved for issuance pursuant to the exercise of this Warrant, the Company will take appropriate action to authorize an increase in the capital stock to allow for such issuance or similar issuance acceptable to the Holder.

5. Securities Laws; Transfer.

5.1 Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Warrant and the Warrant Shares are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Act”). Upon exercise of this Warrant, the Holder hereof shall confirm in writing, in the form attached hereto as Attachment B, that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale. In addition, the Holder shall provide such additional information regarding such Holder’s financial and investment background as the Company may reasonably request. This Warrant and all Warrant Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

5.2 Transferability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws.

5.3 Disposition of Warrant Shares. The Holder represents that, by accepting this Warrant, the Holder understands that this Warrant and any securities issuable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to Holder pursuant to one or more exemptions from the registration requirements of such securities laws. The Holder understands that the Holder must bear the economic risk of the Holder’s investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption form such registration is available. The Holder is an “accredited investor” as defined in Rule 501(a) under the Act.

Subject to the transfer restrictions referred to in the legend set forth in Section 5.1, this Warrant and all rights under this Warrant are transferrable, in whole or in part, without charge to the Holder, upon the surrender of this Warrant with a properly executed assignment (in the form of Attachment C) delivered to the Company; provided, however, that no Holder of this Warrant may sell, transfer, negotiate or assign all or any portion of this Warrant to any other person (other than its affiliates) without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed (provided, however, the Company shall have no obligation to give consent to any sale, transfer, negotiation or assignment of all or any portion of this Warrant unless and until (i) the transferee has agreed in writing for the benefit of the Company to be bound by this Section 5 and (ii) the Holder shall have furnished to the Company an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Warrant Shares under the Act, provided that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 of the Act except in unusual circumstances). This Warrant may not be transferred for less than 20,000 Warrant Shares (subject to appropriate adjustment in the event of any stock split, stock dividend or other similar event affecting the Common Stock); provided, however, in the event that this Warrant is transferred for less than all of the Warrant Shares, then this Warrant and the new warrant issued by the Company pursuant to that transfer may not be transferred for less than all of the Warrant Shares after that transfer and the new warrants, including the Warrant, issued by the Company shall reflect this restriction on transfer.

5.4 Register. The Company will maintain a register containing the name and address of the Holder of this Warrant. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

5.5 Market Standoff. Each Holder agrees, in connection with the Company’s initial public offering (the “IPO”) of its equity securities, and upon request of the Company or the underwriters managing such offering, (a) not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any of the Warrants or the Warrant Shares (other than those included in the registration, if any) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days (or such longer period of time as may be required to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), as applicable, (or any successor rules or amendments thereto))) from the effective date of such registration as may be requested by the Company or such underwriters and (b) to execute any agreement regarding (a) above as may be requested by the Company or underwriters at the time of the public offering; provided, that the officers and directors of the Company who own stock of the Company also agree to such restrictions. The Company may impose stop transfer instructions to enforce this Section 5.5.

6. Rights of Stockholders. No Holder of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of capital stock or any other equity securities of the Company, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant has been exercised and Warrant Shares shall have become deliverable, as provided herein.

7. Miscellaneous.

7.1 Governing Law. The terms and conditions of this Warrant shall be governed in all respects by the internal laws of the State of Delaware without regard to conflicts of laws principles that would result in the application of the laws of any other jurisdiction.

7.2 Successors and Assigns. This Warrant shall be binding upon any successors or assigns of the Company and inure to the benefit of the Holder and any successors or assigns.

7.3 Waivers and Amendments. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

7.4 Loss of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will execute and deliver a new Warrant of like terms.

7.5 Headings. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof.

7.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (c) forty-eight (48) hours after having been sent by registered or certified mail, return receipt requested, postage prepaid, or after being deposited in the U.S. mail, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, in the case of the Holder, addressed to the Holder at the address set forth on the signature page hereto, and, in the case of the Company, to Alzheon, Inc., 111 Speen Street, Suite 306, Framingham, MA 01701, Attention: President, with a copy which shall not constitute notice to Latham & Watkins LLP, 200 Clarendon Street, 27th Floor, Boston, MA 02116, Attention: Peter N. Handrinos; or as subsequently modified by written notice to the other party.

7.7 Counterparts. This Warrant may be executed in two or more counterparts (including, but not limited to, by facsimile, PDF or other electronic copy), each of which shall be deemed an original and all of which together shall constitute one instrument.

(Signature page follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

ALZHEON, INC.

By:

Name: Martin Tolar, M.D., Ph.D.
Title: President & Chief Executive Officer

ACKNOWLEDGED:

Name:

Address:

WARRANT SIGNATURE PAGE

ATTACHMENT A

NOTICE OF EXERCISE

TO: ALZHEON, INC.

☐ The undersigned hereby elects to purchase                      shares of Common Stock of Alzheon, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

☐ The undersigned hereby elects to convert the attached Warrant into Warrant Shares in the manner specified in Section 1.3 of the Warrant. This conversion is exercised with respect to                      of the shares covered by the Warrant.

[Check the box next to the paragraph above that applies.]

1. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

Name:

Address:

2. The undersigned represents that the aforesaid shares of stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Attachment B.

3. The undersigned, as a condition to the Company’s issuance of the Warrant Shares, hereby joins in, becomes a party to and agrees to be bound by the terms and conditions of (i) the Amended and Restated Stockholders Agreement, dated May 25, 2017, by and among the Company and the other parties named therein (as it may be amended and/or restated from time to time, the “Stockholders Agreement”), as a “Key Holder” and “Stockholder” thereunder and (ii) the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated May 25, 2017, by and among the Company and the other parties named therein (as it may be amended and/or restated from time to time, the “Co-Sale Agreement”), as a “Key Holder thereunder. The undersigned authorizes the signature page hereto to be attached to the Stockholders Agreement and the Co-Sale Agreement as a counterpart signature page thereto.

HOLDER

By:

Title:

Date:

NOTICE OF EXERCISE

ATTACHMENT B

INVESTMENT REPRESENTATION STATEMENT

In connection with the exercise or conversion of a Warrant to purchase shares of Common Stock (the “Warrant Shares”) of Alzheon, Inc., a Delaware corporation (the “Company”), the undersigned (the “Holder”) hereby represents and warrants to the Company the following:

(a) Investment Experience. The Holder is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act of 1933, as amended (the “Act”) , and has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. It is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Warrant Shares.

(b) Purchase Entirely for Own Account. The Warrant Shares are being acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Holder has no present intention of selling, granting any participation in, or otherwise distributing the Warrant Shares. The Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations, to such person or to any third person, with respect to the Warrant Shares.

(c) Restricted Securities. The Holder understands that the Warrant Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Warrant Shares may be resold without registration under the Act only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. The Holder must bear the economic risk of this investment indefinitely unless the Warrant Shares are registered pursuant to the Act, or an exemption from registration is available. The Holder understands that the Company has no present intention of registering the Warrant Shares. The Holder also understands that there is no assurance that any exemption from registration under the Act will be available and that, even if available, such exemption may not allow the Holder to transfer all or any portion of the Warrant Shares under the circumstances, in the amounts or at the times the Holder might propose.

(d) Bad Actor Matters. None of the “Bad Actor” disqualifying events described in Rule 506(d)(1)(i) to (viii) promulgated under the Act (a “Disqualification Event”) is applicable to the Holder or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this section, “Rule 506(d) Related Party” shall mean a person that is a beneficial owner of the Holder’s securities for purposes of Rule 506(d) of the Act.

HOLDER

By:

Name:

Title:

Date:

INVESTMENT REPRESENTATION STATEMENT

ATTACHMENT C

FORM OF ASSIGNMENT

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the right purchase              Warrant Shares of Common Stock of Alzheon, Inc. and pursuant to the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

whose address is

.

Dated: ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this assignment form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

FORM OF ASSIGNMENT

ALZHEON, INC.

SCHEDULE OF WARRANTS

TO PURCHASE SHARES OF COMMON STOCK

Warrant Holder	Date of Issuance	Price	Expiration Date	Amount
Joseph J. Ruggiero II	8/17/2017	$4.96	May 25, 2024	599
Joseph Rudick, MD	8/17/2017	$4.96	May 25, 2024	200
J. Dexter Pearson	8/17/2017	$4.96	May 25, 2024	925
Angela C. Dong	8/17/2017	$4.96	May 25, 2024	800
Andrew D. Daniels	8/17/2017	$4.96	May 25, 2024	800
Graham A. Powis	8/17/2017	$4.96	May 25, 2024	1,825
William Buchanan, Jr.	8/17/2017	$4.96	May 25, 2024	11,558
Harris R.L. Lydon, Jr.	8/17/2017	$4.96	May 25, 2024	11,559
Scott A. Katzmann	8/17/2017	$4.96	May 25, 2024	11,558
William B. Buchanan, Jr.	10/30/2017	$4.96	May 25, 2024	270
Harris R.L. Lydon, Jr.	10/30/2017	$4.96	May 25, 2024	270
Scott A. Katzmann	10/30/2017	$4.96	May 25, 2024	270
William B. Buchanan, Jr.	12/14/2017	$4.96	May 25, 2024	295
Harris R. Lydon, Jr.	12/14/2017	$4.96	May 25, 2024	296
Scott A. Katzmann	12/14/2017	$4.96	May 25, 2024	296